EXHIBIT 16


                          FINANCIAL ADVISORY AGREEMENT


      THIS AGREEMENT is made and entered into June 6, 2002 by and between CALIM PRIVATE EQUITY, LLC, a limited liability company (the "Advisor"), and BLUE POINT SYSTEMS, a -------------, (the "Company").

                                    RECITALS

     WHEREAS, the Company has requested the assistance of the Advisor in accessing the capital markets, the provision of financial advisory services and for other financial advice and assistance; and

     WHEREAS, the Advisor is willing to perform such services on the terms and conditions specified herein,

     NOW, THEREFORE in consideration of the foregoing and the mutual terms and provisions contained in this Agreement, the parties hereto agree as follows:

     1.   Engagement.

     The Company hereby engages the Advisor to serve as its financial advisor for the term and in accordance with the provisions of this Agreement. The Advisor accepts the engagement on the basis specified herein.

     2.   Term.

     (a) The term of this Agreement (as it may be extended pursuant to (b) below, the "Term") shall commence on the date hereof and end on June 30, 2003. Notwithstanding the foregoing, if at the end of the Term any Transaction (as hereinafter defined) is then pending, the Term shall be extended until the completion or abandonment of the Transaction.

     (b) The Term shall be extended for successive one-year periods without further act or deed of the parties unless either of them provide written notice to the other no later than 30 days prior to the then-pending end of the Term of its election to terminate this Agreement, in which event this Agreement shall end on the December 31 next following the notice of election.

     3.   Services.

     (a) In consideration for the performance by the Company of its obligations and the other agreements of the Company hereunder, the Advisor agrees to perform the services specified in this Section 3 (collectively, the "Services").

     (b) The Services shall consist of normal financial advisory services to be rendered to a start-up company in need of a broad array of financial advice, as well as certain specific services, including without limitation the following:

          (i) assisting the Company in the development and maintenance of its financial plan, including budgeting, financial management and planning, resource allocation, accounting, reporting and other similar matters.

          (ii) assisting the Company in the development, structuring and implementation of its capital access strategies, including without limitation all bank and third party financings, which involve the raising of capital for the Company, whether equity, debt, convertible securities or otherwise (collectively, "Transactions").

          (iii) providing all such other financial advisory services as the Company may reasonably request from time to time during the Term.

     (c) The Advisor agrees to keep confidential all information received by it from the Company during the Term which is either identified by the Company or which may otherwise reasonably be considered proprietary or confidential in nature, except to the extent (i) such information is disclosed by the Advisor in the performance of Services at the request or with the consent of the Company;
(ii) such information is in the public domain or is otherwise disclosed by or on behalf of someone other than the Advisor; or (iii) the Advisor is otherwise required to disclose such information by a court or administrative agency of appropriate jurisdiction.

     (d) In its provision of Services hereunder, the Advisor shall use its best good faith efforts to assist the Company in attaining the financial objectives identified by the Company and the Advisor during the Term; however, it is understood by the Company that the Advisor cannot and does not guaranty, or otherwise provide assurances, that the Company will in fact attain any such objectives or consummate any Transaction during the Term.

     4.   Representations and Warranties of the Company.

     (a) The Company represents and warrants that it has the full power and authority to execute, deliver and perform this Agreement, that its execution, delivery and performance has been duly authorized by all necessary action and that this Agreement is the valid and binding agreement of the Company, enforceable against it in accordance with its terms.

     (b) All representations, warranties and other information provided by the Company to the Advisor hereunder, or in any Disclosure Document (as hereinafter defined) shall be true and correct as of the date given or made in all material respects and shall not contain any untrue fact or fail to state a material fact required to be given or stated therein or necessary to make the information so given or stated not misleading

     5.   Agreements of the Company.

     (a) The Company agrees to provide the Advisor and its authorized representatives with full access at all reasonable times and upon reasonable prior notice to the Company's books and accounts, records, personnel, facilities, properties and assets so as to enable the Advisor to gain the knowledge regarding the Company necessary for the performance of Services.

     (b) Upon the reasonable request of the Advisor, the Company will provide it with all such information, data, compilations, summaries, descriptions and other materials that the Advisor deems reasonable and appropriate in connection with the performance of Services, including without limitation the development, preparation and marketing of a Transaction.

     (c) The Company agrees to provide the Advisor with reasonable prior notice of, and the right to attend and observe, all meetings of its shareholders and board of directors.

     (d) The Company agrees to indemnify and hold harmless the Advisor, its directors, managers, officers, employees and agents and each person, if any, who controls the Advisor within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended, against any and all losses, claims, damages or liabilities, joint or several, to which the Advisor or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement made by the Company to the Advisor or to any other person in connection with the provision of Services, a Transaction or otherwise; (ii) any untrue statement or alleged untrue statement of any material fact contained in any offering document or supplement or amendment thereto made or prepared in connection with a Transaction (any such offering document, supplement or amendment being a "Disclosure Document"); or (iii) the omission or alleged omission to state in any Disclosure Document a material fact required to be stated therein or necessary to make the statement therein not misleading, and the Company will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action.

     6.   Compensation.

     (a) In consideration of the agreement of the Advisor to perform Services hereunder, the Company covenants and agrees to pay the Advisor a financial advisory retainer fee equal to $10,000 a month, commencing May 1, 2002 and payable on the 1th day of each month. If, in any month, the Advisor renders Services in excess of 25 hours, the Advisor shall be entitled to further compensation at a rate equal to $250 per each additional hours of Services rendered in the applicable month. The Company shall be entitled to a reasonable accounting by the Advisor for the Services rendered each month, but the Advisor shall be entitled to its monthly retainer fee regardless of the level of services rendered by it during the particular month. In the event the Company, with the reasonable consent of the Advisor, determines for any particular month that it does not have the liquidity to pay the monthly retainer, in whole or in part, the amount so deferred shall accumulate and be payable in cash as soon as practicable but in any event upon the end of the Term.

     (b) In addition to the fee payable pursuant to (a) above, in connection with each Transaction that is consummated during the Term, or which is structured by the Advisor or which the Advisor otherwise contributes to but which is consummated in the six-month period following the conclusion of the Term, the Company agrees to pay the Advisor a fee equal to the sum of (i) five percent of the first amount of the gross proceeds receivable by the Company in connection with the Transaction ("Gross Proceeds") up to $10.0 million; (ii) 3.5 percent of the Gross Proceeds in excess of $10.0 million up to $25.0 million;
(iii) 2.5 percent of the Gross Proceeds in excess of $25.0 million up to $100.0 million; and (iv) two percent of the Gross Proceeds in excess of $100.0 million. The fee payable hereunder shall be in addition to, and not be subject to any reduction as the result of, any other underwriting or placement fees that may be incurred by the Company in connection with any Transaction.

     (c) In addition to the foregoing, the Company agrees to pay or reimburse the Advisor promptly upon invoice for its reasonable expenses paid or incurred by it in the performance of Services.


          8.   Entire Agreement and Amendments.

      This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and replaces and supercedes any prior agreements of the parties. No amendment, supplement, waiver or modification to this Agreement shall be effective unless it is in writing and signed by the Company and Calim.

     8.   Notices.

     All notices, requests and demands to or upon the respective parties hereto shall be effective and shall be deemed to have been duly given or made, unless otherwise expressly provided herein, when deposited in the mail, postage prepaid, or when made by hand delivery or recognized commercial overnight delivery service and addressed:

     If to the Company:            Blue Point Systems
                                   9525 Windrose Lane
                                   Granite Bay, California
                                   Attention:  Guy A. Archbold

     If to the Advisor:            Calim Private Equity, LLC
                                   P. O. Box 2720
                                   Aspen, Colorado 81612
                                   Attention: Patrick Imeson

     with a copy to:               Mark E. Mendel, Esq.
                                   Mendel Guzman Blumenfeld, LLP
                                   5809 Acacia Circle
                                   El Paso, Texas 79912

Addresses to which notices shall be sent may be changed by providing each party with notice of the change in address in the method provided above.

     9.   Survival of Representation and Warranties .

     All representations and warranties made by the Company in this Agreement and in any Disclosure Document or statement delivered pursuant hereto or in connection with any Transactions shall survive the execution and delivery of this Agreement, the applicable Disclosure Document or the consummation of the applicable Transaction, as the case may be.

     10.  Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Advisor, and any such attempted assignment or transfer shall be void and of no force and effect.

     11.  Counterparts.

     This Agreement may be executed by the parties to this Agreement on any number of separate counterparts; and all of the counterparts taken together shall be deemed to constitute one and the same instrument. Additionally, a facsimile counterpart of this Agreement shall have the same effect as an originally executed counterpart.

     12.  Governing Law.

     This Agreement, and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado (without reference to the choice of law provisions of state law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     13.  Severability.

     If any section, clause or provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction, the invalidity or unenforceability thereof shall not affect any of the remaining sections, clauses or provisions hereof or thereof, and this Agreement shall continue in full force and effect as if such invalid or unenforceable provision had not been contained therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year specified above.


                              BLUE POINT SYSTEMS



                              By: /s/ Guy A. Archbold
                                 ----------------------
                                    Authorized Officer



                              CALIM PRIVATE EQUITY, LLC



                              By: /s/ Patrick W. M. Imeson
                                 -------------------------
                                    Authorized Officer